Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-212729 on Form F-3 and in Registration Statements No. 333-28053, 333-217073, 333-208728, 333-199835, 333-191625, 333-185538, 333-178186, 333-167389, 333-163816 and 333-149157 on Form S-8 of our report dated March 31, 2017 relating to the consolidated financial statements of Banco Bilbao Vizcaya Argentaria, S.A. and subsidiaries composing the Banco Bilbao Vizcaya Argentaria Group (the “Group”) for the year ended December 31, 2016, appearing in this Report on Form 6-K of Banco Bilbao Vizcaya Argentaria S.A.

/s/ DELOITTE, S.L.

Madrid, Spain

June 25, 2019